UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2024
GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

6451 Rosedale Hwy, Bakersfield, California	93308
(Address of Principal Executive Offices)	(Zip Code)

(661) 742-4600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry Into a Material Definitive Agreement.

Exxon Settlement Agreement

On June 25, 2024, Global Clean Energy Holdings, Inc. (“we,” “us,” “our” and the “Company”) entered into a Settlement and Mutual Release Agreement (“Settlement Agreement”), by and among the Company, Bakersfield Renewable Fuels, LLC, a wholly-owned subsidiary of the Company (“BKRF”), Sustainable Oils, Inc., a wholly-owned subsidiary of the Company (“SusOils,” and collectively with the Company, BKRF, and the Company’s direct and indirect subsidiaries, the “Company Parties”), ExxonMobil Renewables LLC (“ExxonMobil Renewables”) and ExxonMobil Oil Corporation (“EMOC”, and collectively with ExxonMobil Renewables, “ExxonMobil”). Each of the Company, BKRF, SusOils and ExxonMobil are referred to in the Settlement Agreement as a “Party” and collectively as the “Parties”. Pursuant to the Settlement Agreement, the Parties agreed, among other things, to resolve all disputes between them, including with regard to (i) that certain Product Offtake Agreement, dated April 19, 2019, by and between BKRF and EMOC (as amended, the “POA”), (ii) that certain Term Purchase Agreement, dated April 20, 2021, by and between BKRF and EMOC, (iii) the Company’s Certificate of Designations of Series C Preferred Stock, (iv) ExxonMobil Renewables’ complaint against the Company in the Court of Chancery of the State of Delaware (“Delaware Chancery Court”) captioned ExxonMobil Renewables LLC v. Global Clean Energy Holdings, Inc., C.A. No. 2023-0260-PAF (the “Section 220 Action”), and (v) any other agreement and commercial arrangement entered into between the Parties prior to the effective date of the Settlement Agreement (the “Effective Date”) concerning the conversion by the Company of its Bakersfield renewable fuels facility (the “Project”).

In furtherance of the settlement described above, the Parties agreed that, to the extent not already terminated prior to the Effective Date, the POA, TPA, and all other agreements and commercial arrangements set forth in Annex I of the Settlement Agreement were terminated as of the Effective Date. In addition, all 125,000 shares of the Company’s Series C Preferred stock beneficially and legally owned by ExxonMobil Renewables, and all warrants and other equity rights held by ExxonMobil Renewables, were automatically cancelled as of the Effective Date. All rights granted to ExxonMobil Renewables pursuant to the terms of the Series C Preferred stock were also terminated as of the Effective Date, and ExxonMobil Renewables waived any rights to the payment of any accrued or unpaid dividends in respect thereof. The Settlement Agreement also provides for mutual releases of all claims through the Effective Date arising out of or relating to the Project, any assistance or collaboration related to the Project, camelina or cover crops, the agreements and commercial arrangements described in Annex I, and the Section 220 Action, and in furtherance thereof, ExxonMobil Renewables and the Company have agreed to file with the Delaware Chancery Court a stipulation, motion or similar document to dismiss the Section 220 Action with prejudice.

In consideration for the agreements and covenants set forth in the Settlement Agreement, the Company agreed to make a one-time settlement payment of $18,263,086.12 (the “Settlement Payment”). If this Settlement Payment or any other of the Company Parties’ obligations under the Settlement Agreement are avoided or rescinded for any reason (including, but not limited to, through the exercise of a trustee’s avoidance powers under the Bankruptcy Code), or if ExxonMobil is required to return, disgorge, or otherwise remit any of the Settlement Payment, in either case, by a court of law, then (i) the mutual releases will be void ab initio and (ii) ExxonMobil’s Series C Preferred stock, warrants, and other equity rights shall be reinstated in full force and effect as if the Settlement Agreement had never been entered into. ExxonMobil will also have rights to refile the Section 220 Action.

Transaction Agreement, Amendment to Senior Credit Agreement, and Intercompany Arrangements

On June 25, 2024, the Company, BKRF HCB, LLC, a wholly-owned subsidiary of the Company, BKRF OCP, LLC (“BKRF OCP”), a wholly-owned subsidiary of the Company and pledgor under the Company’s senior secured term loan Credit Agreement (“Senior Credit Agreement”), BKRF OCB, LLC (“BKRF OCB”), a wholly-owned subsidiary of the Company and borrower under the Senior Credit Agreement, BKRF, SusOils, Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent (“Administrative Agent”), and the lenders party to the Senior Credit Agreement entered into a Transaction Agreement (the “Transaction Agreement”), which provides for, among other things, the execution of Amendment No. 16 to the Senior Credit Agreement (“Amendment No. 16”) and amendments to certain intercompany arrangements relating to prior funding transactions involving SusOils.

Amendment No. 16 provides for, among other things, the funding of the Settlement Payment described above, and an upsize of the Tranche D facility to $272,150,000, which may be increased by an additional $20.4 million if the Administrative Agent reasonably determines that such increase is required to reach substantial completion as defined in the

Senior Credit Agreement with respect to the Project. In consideration for the upsizing of the Tranche D facility, Amendment No. 16 provides that an aggregate of $132,440,000 of Tranche B loans has been recharacterized as Tranche C+ loans, which provide for a minimum return of 1.35x. Following the Closing, for each $1.00 of Tranche D commitments, $1.40 of additional Tranche B Loans may separately convert into Tranche C+ (up to a maximum of $35 million). In addition, all outstanding shares of Series C Preferred stock held by the senior lenders were converted into approximately $28.2 million in Tranche B loans. Amendment No. 16 also provides for a permitted working capital facility, as further described below.

Pursuant to the Transaction Agreement, that certain intercompany note, dated September 22, 2023, between SusOils and BKRF OCB (as amended, the “Intercompany Note”), was amended and restated to increase the principal amount to $27.4 million. Additionally, that certain guaranty agreement, dated September 22, 2023 (as amended, the “Guaranty”), between SusOils and the Administrative Agent was amended and restated to provide for, among other things, a full guaranty by SusOils of amounts owed under the Senior Credit Agreement.

Revolving Credit Facility

On June 25, 2024, BKRF, BKRF OCB and BKRF OCP entered into a new revolving credit agreement, dated effective as of June 25, 2024, by and among BKRF, as borrower, BKRF OCB and BKRF OCP, as guarantors (collectively, the “Loan Parties”), Vitol Americas Corp., as administrative agent and collateral agent (“Vitol”), and the lending party thereto (the “RCF”). The RCF provides for a new working capital facility of $75 million, subject to borrowing base limitations. The borrowing base for the RCF is generally 90% of the RCF collateral, which includes certain accounts receivable and inventory financed under the RCF. The loans under the RCF mature 36 months from the start-up of the Project, consistent with the initial term of a Supply and Offtake Agreement (the “SOA”), as further described below. The RCF provides for an unused commitment fee of 5.0%, and outstanding loans under the RCF will bear interest at 12.5% per annum.

The RCF contains customary representations and warranties for transactions of this type, in addition to certain financial and non-financial covenants. These covenants include restrictions with respect to: incurrence of indebtedness; grants of liens; engaging in certain mergers, consolidations, liquidations and dissolutions; engaging in certain sales of assets; making distributions and dividends; making certain acquisitions and investments; entering into transactions that would limit the ability to make payments on the RCF loans; amendments or terminations of certain material and Project related contracts; entering into any guarantee of indebtedness; restrictions on use of proceeds; and entering into hedging arrangements (other than permitted arrangements consistent with the Senior Credit Agreement), among other restrictions.

The RCF provides for optional prepayments, as well as mandatory prepayments in the event (i) the outstanding loans exceed the permitted borrowing base, (ii) upon the incurrence of any indebtedness (other than permitted indebtedness), or (iii) upon the receipt of proceeds of any judgment, settlement or other action involving the Loan Parties.

The RCF includes customary events of default for: non-payment of amounts owed under the RCF; breaches of representations, warranties or covenants; certain insolvency proceedings, incurrence of any final judgments in excess of $15 million (to the extent not covered by insurance) or a non-monetary judgment that would result in a material adverse effect; changes of control; breaches of material Project related agreements; and failure of the start-up of the Project by October 31, 2024 (subject to extensions for certain force majeure events). The RCF also provides for cross-defaults upon events of default under the Senior Credit Agreement and the SOA. Upon an event of default under the RCF, all commitments under the RCF would terminate, and the lenders may accelerate the payment of all outstanding principal and interest.

Loans under the RCF are secured by all of the assets of the Loan Parties pursuant to that certain pledge and security agreement, dated as of June 25, 2024, by and among the Loan Parties and Vitol, as collateral agent (the “Security Agreement”). In connection with the closing of the transactions contemplated by the RCF and the Security Agreement, the Loan Parties, Vitol, as RCF Collateral Agent, and the Collateral Agent under the Senior Credit Agreement entered into an intercreditor agreement, dated as of June 25, 2024 (the “Intercreditor Agreement”), which will govern the relative priorities (and certain other rights) of the senior lenders and the RCF secured parties pursuant to the respective security agreements that each entered into with the Loan Parties and their respective affiliates.

Supply and Offtake Agreement

On June 25, 2024, BKRF and Vitol entered into the SOA pursuant to which, among other things, Vitol will serve as the exclusive supplier of renewable feedstocks to the Project, and as the exclusive offtaker of all renewable diesel, naphtha, and certain associated renewable attributes, and other products (as agreed to by the parties) that are produced at the Bakersfield renewable fuels facility. The SOA has an initial 36 month term, which is subject to 12 month extensions up to a maximum term of 60 months and can be terminated prior to the expiration of the term if the startup of the Project has not been achieved by October 31, 2024 (subject to extensions for force majeure and other stated events). The SOA also includes certain customary events of default, termination rights, representations, warranties, indemnification obligations and limitations of liability of and with respect to the parties consistent with an agreement of this nature and of its direct ties to the RCF referred to above. The SOA provides for feedstock pricing at market (plus third-party costs) plus a per pound handling and administrative fee. Product offtake is also based upon pricing at market less a per gallon handling and administrative fee. During the term of the SOA, BKRF is responsible for applying for, obtaining and maintaining any and all registrations and other approvals or authorizations that are necessary for the generation of credits generated and traded under the Low Carbon Fuel Standard (“LCFS”) and is required, at its expense, to submit applications for the maintenance of certain registrations associated therewith, including such other approvals or authorizations that are necessary for the generation and the receipt of Renewable Identification Numbers (“RINs”) associated with renewable fuels produced at the Bakersfield facility. BKRF will manage risks associated with price movements for each of its feedstock, renewable diesel and naphtha inventories, as well as LCFS and RINs, through value adjustments tied to forward contract market pricing, capturing gains or losses resulting from applicable forward contract pricing differentials. In addition, similar to the collateral package provided by BKRF to Vitol under the RCF, the SOA requires that BKRF post and maintain cash collateral as security to Vitol.

The foregoing description of the Settlement Agreement, the Transaction Agreement, Amendment No. 16, the Intercompany Note, the Guaranty, the RCF, the Security Agreement, the Intercreditor Agreement and the SOA are qualified in their entirety by reference to such agreement, a copy of which is filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description in Item 1.01 above regarding Amendment No. 16, the Intercompany Note, the Guaranty, the RCF, the Security Agreement and Intercreditor Agreement, each of which relate to the creation of a direct financial obligation of certain of the Company’s subsidiaries, is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Settlement Agreement, on the Effective Date Timothy J. Iezzoni and Amy K. Wood voluntary resigned from the Board of Directors of the Company and all committees thereof.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
10.1*
Settlement Agreement, dated and effective as of June 25, 2024, by and among Global Clean Energy Holdings, Inc., Bakersfield Renewable Fuels, LLC, Sustainable Oils, Inc., ExxonMobil Renewables LLC and ExxonMobil Oil Corporation

10.2
Transaction Agreement, dated as of June 25, 2024, by and among Global Clean Energy Holdings, Inc., BKRF HCB, LLC, BKRF OCP, LLC, BKRF OCB, LLC, Bakersfield Renewable Fuels, LLC, Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent, and the lenders referred to therein

10.3
Amendment No. 16 to Credit Agreement, dated as of June 25, 2024, by and among BKRF OCB, LLC, BKRF OCP, LLC, Bakersfield Renewable Fuels, LLC, Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent, and the lenders referred to therein

10.4	Amended and Restated Secured Promissory Note, dated as of June 25, 2024, by and between Sustainable Oils, Inc. and BKRF OCB, LLC
10.5	Amended and Restated Guaranty Agreement, dated as of June 25, 2024, by and between Global Clean Energy Holdings, Inc. and Orion Energy Partners TP Agent, LLC, as collateral agent
10.6
Credit Agreement, dated as of June 25, 2024, among Bakersfield Renewable Fuels, LLC, BKRF OCB, LLC, BKRF OCP, LLC, the lenders party thereto, and Vitol Americas Corp., as administrative agent and as collateral agent

10.7	Pledge and Security Agreement, dated as of June 25, 2024, between Bakersfield Renewable Fuels, LLC, BKRF OCB, LLC, BKRF OCP, LLC, and Vitol Americas Corp., as collateral agent
10.8
Intercreditor Agreement, dated as of June 25, 2024, is made by and among Vitol Americas Corp., in its personal capacity and in its capacity as RCF Collateral Agent, Orion Energy Partners TP Agent, LLC, as Term Loan Collateral Agent, the term loan creditors party thereto, BKRF OCB, LLC, Bakersfield Renewable Fuels, LLC and BKRF OCP, LLC

10.9*	Supply and Offtake Agreement, dated as of June 25, 2024, by and between Bakersfield Renewable Fuels, LLC and Vitol Americas Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain portions of the Exhibit have been redacted pursuant to Reg. S-K Item 601(b)(10)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 26, 2024	By:	/s/ Wade Adkins
Wade Adkins
Chief Financial Officer